JOHN HANCOCK INVESTMENT TRUST II

           Instrument Changing Names of Series of Shares of the Trust
           ----------------------------------------------------------

         The Trustees of John Hancock Investment Trust II (the "Trust"), hereby amend the Trust's Amended and Restated Declaration of Trust dated July 1, 1996, as amended from time to time, to the extent necessary to reflect the change of the name of John Hancock Small Cap Value Fund to John Hancock Small Cap Equity Fund, effective March 1, 2002.

         IN WITNESS WHEREOF, the undersigned have executed this instrument this 20th day of November, 2001.


/s/Dennis S. Aronowitz                                  /s/Gail D. Fosler
----------------------                                  -----------------
Dennis S. Aronowitz                                     Gail D. Fosler

/s/Richard P. Chapman, Jr.                              /s/William F. Glavin
-------------------------                               --------------------
Richard P. Chapman, Jr.                                 William F. Glavin

/s/William J. Cosgrove                                  /s/John A. Moore
----------------------                                  ----------------
William J. Cosgrove                                     John A. Moore

/s/John M. DeCiccio                                     /s/Patti McGill Peterson
-------------------                                     ------------------------
John M. DeCiccio                                        Patti McGill Peterson

/s/Richard A. Farrell                                   /s/John W. Pratt
---------------------                                   ----------------
Richard A. Farrell                                      John W. Pratt

/s/Maureen R. Ford
------------------
Maureen R. Ford


         The Declaration of Trust, a copy of which, together with all amendments thereto, is on file in the office of the Secretary of State of The Commonwealth of Massachusetts, provides that no Trustee, officer, employee or agent of the Trust or any Series thereof shall be subject to any personal liability whatsoever to any Person, other than to the Trust or its shareholders, in connection with Trust Property or the affairs of the Trust, save only that arising from bad faith, willful misfeasance, gross negligence or reckless disregard of his/her duties with respect to such Person; and all such Persons shall look solely to the Trust Property, or to the Trust Property of one or more specific Series of the Trust if the claim arises from the conduct of such Trustee, officer, employee or agent with respect to only such Series, for satisfaction of claims of any nature arising in connection with the affairs of the Trust.

STATE OF MASSACHUSETTS            )
                                  )ss
COUNTY OF                         )


         Then personally appeared the above-named Dennis S. Aronowitz, Richard
P. Chapman, Jr., William J. Cosgrove, Richard A. Farrell, Maureen R. Ford, Gail
D. Fosler, William F. Glavin, John A. Moore, Patti McGill Peterson, and John W. Pratt, who acknowledged the foregoing instrument to be his or her free act and deed, before me, this 9th day of March 1999.


                                        /s/Erika Nager
                                        --------------
                                        Notary Public

                                        My Commission Expires:  June 14, 2007
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